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                                                                    EXHIBIT 3.15

                           ARTICLES OF INCORPORATION

                                       OF

                               TRYLON CORPORATION
                               ------------------


     These Articles of Incorporation are signed and acknowledged by the incorporator for the purpose of forming a corporation for profit under the provisions of Act No. 327 of the Public Acts of 1931, as amended, as follows:

                                   ARTICLE I
                                   ---------

     The name of the corporation is TRYLON CORPORATION.

                                   ARTICLE II
                                   ----------

     The purpose or purposes for which the corporation is formed are as follows:

          To engage in stamping, plating, brazing, painting, heat treating, grinding, drilling, boring, machining and in any way treating metal and metal products; to manufacture, design, develop, form, assemble, build, rebuild, construct, repair, renovate, alter, improve, service, recondition, or in any way treat or deal in dies, tools, tooling, machinery, equipment, industrial mechanisms or any other product or property, both new and used, and any parts, components or accessories related thereto, using metal, plastic or any other material; and to advise with respect to the installation and use and to inform others in the installation and use of the products, equipment, and goods sold to or manufactured or treated for them; to purchase or otherwise acquire, manufacture, develop, assemble, build, rebuild, construct, repair, renovate, alter, improve, service, recondition, operate, sell, transport, transfer, encumber, lease, rent and own the aforementioned products and equipment and goods, wares, merchandise and personal property of every class and description and any interest incident thereto, in the United States and elsewhere; and to purchase or otherwise acquire, own, hold, improve, develop, utilize, mortgage, sell, lease or otherwise deal in real estate, leaseholds, rights of way, easements and any and all other rights or interests in real estate or chattels real that may be or may become useful or convenient for any purpose, and to do all and everything necessary, suitable or proper for the accomplishment of any lawful purpose or attainment of any object or furtherance of any power herein, and to do every other act or acts, thing or things incidental or

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     appurtenant to or growing out of or connected with the business or powers of this corporation or any part or parts thereof, and in general to carry on any business in connection therewith and incident thereto not forbidden by the laws of the State of Michigan, and with all the powers conferred upon corporations by the laws of the State of Michigan.

                                  ARTICLE III

     The location and post office address of the first registered office is 540 Sixth Street, Traverse City, Grand Traverse County, Michigan 49684.

                                   ARTICLE IV

     The name of the first resident agent is Jerry A. Carlson.

                                   ARTICLE V

     The total authorized capital stock is fifty thousand (50,000) shares of common stock of the par value of One Dollar ($1.00) per share.

                                   ARTICLE VI

     The name and place of business of the incorporator and the number and class of shares subscribed for by him are as follows:

Name                Address             Number of Shares
----                -------             ----------------
Jerry A. Carlson    540 Sixth Street         1,000
                    Traverse City
                    Michigan 49684

                                  ARTICLE VII

     The names and addresses of the first board of directors are as follows:

     Name                Resident or Business Address
     ----                ----------------------------
     Jerry A. Carlson    540 Sixth Street
                         Traverse City, Michigan 49684

     Linda L. Carlson    540 Sixth Street
                         Traverse City, Michigan 49684

     Jack B. Stegenga    7670 East Shore Road
                         Traverse City, Michigan 49684


                                      -2-

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                                  ARTICLE VIII

     The term of the corporate existence is perpetual.

     IN WITNESS WHEREOF, the incorporator hereto has hereunto set his hand and seal this 30th day of September, 1970.


                              /s/ Jerry A. Carlson (L.S.)
                              -----------------------------------



STATE OF MICHIGAN   |
                    |. ss.
COUNTY OF WAYNE     |

     On this thirteenth day of September, 1970, before me, a notary public in and for said county, personally appeared JERRY A. CARLSON, the person described in and who executed the foregoing instrument, and acknowledged that he executed the same as his free act and deed.


                                   /s/ Margaret Dunning
                                   --------------------------------------
                                   Notary Public, Wayne County, Michigan
                                   My commission expires: ____________

                                   MARGARET DUNNING, Notary Public
                                        Wayne Co., Michigan
                                My Commission Expires  June 23, 1972




                                      -3-

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C&S 561 (Rev. 1-84)
--------------------------------------------------------------------------------
      MICHIGAN DEPARTMENT OF COMMERCE -- CORPORATION AND SECURITIES BUREAU
--------------------------------------------------------------------------------
(FOR BUREAU USE ONLY)                    FILED                  Date Received
                                                            --------------------
                                     DEC 23  1986                DEC 23  1986
                                                            --------------------
                                     Administrator
                           MICHIGAN DEPARTMENT OF COMMERCE -------------------- Corporation & Securities Bureau
--------------------------------------------------------------------------------
                             CERTIFICATE OF MERGER
              FOR USE BY PARENT AND SUBSIDIARY PROFIT CORPORATIONS
   (Please read instructions and Paperwork Reduction Act notice on last page)

     Pursuant to the provisions of Act 284, Public Acts of 1972, as amended, the undersigned corporations execute the following Certificate:

1.  The Plan of Merger is as follows:
--------------------------------------------------------------------------------
    a. The name of each constituent corporation and its corporation identification number (CID) is:
                                                           ---------------------
       Trylon Corporation                                   0  6  0  -  8  0  2
    ----------------------------------------------------------------------------
                                                           ---------------------
       J-P Mfg., Inc.                                       0  7  7  -  6  1  2
    ----------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
    b. The name of the surviving corporation and its corporation identification number (CID) is:
                                                          ---------------------
       Trylon Corporation                                   0  6  5  -  8  0  2
    ----------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
    c. For each constituent corporation, state:

                            DESIGNATION AND
                         NUMBER OF OUTSTANDING  INDICATE CLASS OR    INDICATE CLASS OR
                         SHARES IN EACH CLASS   SERIES OF SHARES      SERIES ENTITLED
NAME OF CORPORATION            OR SERIES        ENTITLED TO VOTE     TO VOTE AS A CLASS

Trylon Corporation           15,700             $1 par value         N/A
                                                Common
---------------------    ---------------------  ------------------   ------------------

J-P Mfg., Inc.                1,000             Class A Common       N/A
---------------------    ---------------------  ------------------   ------------------

---------------------    ---------------------  ------------------   ------------------

---------------------    ---------------------  ------------------   ------------------

       If the number of shares is subject to change prior to the effective date of the merger, the manner in which the change may occur is as follows:

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DEC 22  '86  8:47  DET. CORP. AND SEC.          PAGE.01
-------------------------------------------------------------------------------
d. THE TERMS AND C0NDITIONS OF THE PROPOSED MERGER, INCLUDING THE MANNER AND BASIS OF CONVERTING THE SHARES OF EACH CONSTITUENT CORPORATION INTO SHARES, BONDS, OR OTHER SECURITIES OF THE SURVIVING CORPORATION, OR INTO CASH OR OTHER CONSIDERATION, ARE AS FOLLOWS:

All of the assets of J-P Mfg., Inc., will be transferred automatically, as a matter of law, to Trylon on the effective date of the merger, and Trylon agrees to assume and pay any and all liabilities of J-P. The issued and outstanding shares of J-P, one hundred (100%) percent of which are owned by Trylon, will be cancelled in complete redemption of those shares and J-P will cease to exist on the effective date of this merger. The capital structure of Trylon will not change as a result of or under this Plan of Merger.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
e. THE AMENDMENTS TO THE ARTICLES OF INCORPORATION OF THE SURVIVING CORPORATION TO BE EFFECTED BY THE MERGER ARE AS FOLLOWS:

Trylon Corporation will amend Article II of its Articles of Incorporation to allow the corporation to engage in any activity within the purpose or purposes for which corporations may be organized under the Business Corporation Act of Michigan.

--------------------------------------------------------------------------------
f.  OTHER PROVISIONS WITH RESPECT TO THE MERGER ARE AS FOLLOWS:

That the Bylaws of Trylon shall be the same as have been in previous force, effect and operation prior to this merger, and shall continue to govern the business of Trylon after the effective date of the merger.

The name of the registered agent shall be Jerry Carlson.

That the street address of the registered office in Michigan shall be 1974 Cass-Hartment Court, Traverse City, MI 49684.

--------------------------------------------------------------------------------

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

DEC. 22  '86  9:47  DET. CORP. AND SEC.  PAGE.02
--------------------------------------------------------------------------------
2.  (Complete for any foreign corporation only)

    This merger is permitted by the laws of the State of N/A, the jurisdiction under which ____________________________________________________
                    (name of foreign corporation)

is organized and the plan of merger was adopted and approved by such corporation pursuant to and in accordance with the laws of that jurisdiction.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
3. The number of outstanding shares of each class of the subsidiary corporation and the number of shares of each class owned by the parent corporation is as follows:

                              TOTAL SHARES             SHARES OWNED BY
         CLASS                OUTSTANDING            PARENT CORPORATION

$1 par value, Class A      1,000                     1,000
------------------------   -----------------------   -----------------------
Common

------------------------   -----------------------   -----------------------

------------------------   -----------------------   -----------------------

------------------------   -----------------------   -----------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
4. (Delete if the parent corporation owns 100% of the shares of the domestic subsidiary)
    The parent corporation owns less than 100%, but at least 90%, of the outstanding shares of each subsidiary corporation and (check one)

N/A __ a copy or summary of the plan of merger was mailed to each shareholder of the subsidiary corporation on the _____ day of ________, 19 ___.

N/A __ a copy or summary of the plan of merger was not mailed to the minority shareholders of the subsidiary corporation because written waivers of mailing were obtained from all of the minority shareholders.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
5.  (Delete if not applicable) N/A
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
6. The consent to the merger by the shareholders of the parent corporation was obtained. (Such consent is necessary if its Articles of Incorporation require shareholder approval of the merger, the plan of merger amends its Articles of Incorporation, or a subsidiary is to be the surviving corporation.)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
7. (Complete only if an effective date is desired other than the date of filing)

    The merger shall be effective on the 23rd day of December, 1986.
--------------------------------------------------------------------------------

                         Signed this 22nd day of December, 1986

                         Trylon Corporation
                         --------------------------------------------
                                 (Name of parent corporation)

                         By  /s/ Jerry Carlson, President
                            -----------------------------------------
                                       (Signature)

                           Jerry Carlson, President
                         --------------------------------------------
                               (Type or Print Name and Title)

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
1.9-861 (Rev. 1-84)

DOCUMENT WILL BE RETURNED TO NAME AND MAILING ADDRESS   NAME OF PERSON OR
INDICATED IN THE BOX BELOW. Include name, street and    ORGANIZATION REMITTING
number (or P.O. box), city, state and ZIP code.         FEES:
                                                        SMITH, JOHNSON, BRANDT
                                                        & HEINTZ, ATTORNEYS,
                                                        P.C.
----------------------------------------                ------------------------
Louis A. Smith, Esq.                                    PREPARER'S NAME AND
SMITH, JOHNSON, BRANDT & HEINTZ,                        BUSINESS TELEPHONE
ATTORNEYS, P.C.                                         NUMBER:
603 Bay Street, P.O. Box 705                            Louis A. Smith, Esq.
Traverse City, MI 49685-0705                            (616) 946-0700
-----------------------------------------               ------------------------
--------------------------------------------------------------------------------

                          INFORMATION AND INSTRUCTIONS

1. This form is issued under the authority of Act 284, P.A. of 1972, as amended. The certificate of merger cannot be filed until this form, or a comparable document, is submitted.

2. Submit one original copy of this document. Upon filing, a microfilm copy will be prepared for the records of the Corporation and Securities Bureau. The original copy will be returned to the address appearing in the box above as evidence of filing.

    Since this document must be microfilmed, it is important that the filing be legible. Documents with poor black and white contrast, or otherwise illegible, will be rejected.

3. This document is to be used pursuant to sections 711 through 713 of the Act by a domestic parent corporation merging with one or more domestic subsidiary corporations and section 733 of the Act if a foreign corporation is a party to the merger. The parent corporation must own at least 90% of the outstanding shares of each class of stock of the subsidiary corporation(s). This certificate is to be used only by profit corporations.

4. If more than two corporations are merging, the certificate may be adjusted as necessary or the format may be used as a guide in drafting your own certificate. If additional space is required for any section, continue the section on an attachment.

5. Item 7 -- This document is effective on the date approved and filed by the Bureau. A later effective date, no more than 90 days after the date of delivery, may be stated.

6. This certificate must be signed in ink by the president, vice-president, chairperson, or vice-chairperson of the parent corporation.

7.  FEES: Filing fee (Make remittance payable to State of Michigan.......$50.00

    If the authorized capital stock of the surviving domestic corporation is increased, an additional fee is due equal to 1/2 mill (.0005) on each dollar of the increase over the previous highest authorized capital stock on which a franchise fee was paid.

    If a foreign corporation authorized to transact business in this State merges into a domestic profit corporation, the amount of franchise fees required to be paid by that domestic corporation shall be reduced by the initial or additional franchise fees paid to this State by the foreign corporation.

8.  Mail form and fee to:
          Michigan Department of Commerce, Corporation and Securities Bureau, Corporation Division, P.O. Box 30054, Lansing, Michigan 48909,
          Telephone: (517) 373-0493
--------------------------------------------------------------------------------

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
             MICHIGAN DEPARTMENT OF CONSUMER AND INDUSTRY SERVICES

                               FILING ENDORSEMENT



This is to Certify that the CERTIFICATE OF ASSUMED NAME

                                      for

                               TRYLON CORPORATION

                               ID NUMBER: 065802

to transact business under the assumed name of

                         TOWER AUTOMOTIVE-TRAVERSE CITY

received by facsimile transmission on July 6, 1998 is hereby endorsed Filed on July 6, 1998 by the Administrator.





Expiration Date: December 31, 2003


                                    In testimony whereof, I have hereunto set my hand and affixed the Seal of the Department, in the City of Lansing, this 6th day of July, 1998.
          [Stamp]

                                             /s/ Julie Croll


                             Corporation, Securities and Land Development Bureau

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
--------------------------------------------------------------------------------
             MICHIGAN DEPARTMENT OF CONSUMER AND INDUSTRY SERVICES
              CORPORATION, SECURITIES, AND LAND DEVELOPMENT BUREAU
--------------------------------------------------------------------------------
  Data Received                                      (FOR BUREAU USE ONLY)


---------------------


============================================
  Name
      Suzanne B. Snow
  Vamum, Riddering, Schmidt & Howlett LLP
--------------------------------------------
  Address
  P.O. Box 352
--------------------------------------------
  City           State      Zip               EXPIRATION DATE: DECEMBER 31, 200
  Grand Rapids, Michigan 49501-0352                                            -
============================================------------------------------------
Document will be returned to the name and address you enter above

                          CERTIFICATE OF ASSUMED NAME
 FOR USE BY CORPORATIONS, LIMITED PARTNERSHIPS, AND LIMITED LIABILITY COMPANIES
            (Please read information and instructions on last page)

     Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporations), Act 162, Public Acts of 1982 (nonprofit corporations), Act 213, Public Acts of 1982 (limited partnerships), or Act 23, Public Acts of 1993 (limited liability companies), the corporation, limited partnership, or limited liability company in item one executes the following Certificate:

--------------------------------------------------------------------------------
1.   The true name of the corporation, limited partnership, or limited liability company is:
     Trylon Corporation
--------------------------------------------------------------------------------
2.   The identification number assigned by the Bureau is: 065-802

--------------------------------------------------------------------------------
3. The assumed name under which business is to be transacted is: Tower Automotive - Traverse City

--------------------------------------------------------------------------------
4.   This document is hereby signed as required by the Act.

--------------------------------------------------------------------------------

 COMPLETE ITEM 5 ON LAST PAGE IF THIS NAME IS ASSUMED BY MORE THAN ONE ENTITY.


                                        Signed this 1st day of July    , 1998.
                                                   -----      ---------

                                        By: /s/
                                            ------------------------------------

                                        Title:
                                              ----------------------------------